UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

FUNDAMENTAL GLOBAL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Bannington Road Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 994-8279

108 Gateway Blvd., Suite 204, Mooresville, NC 28117

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGF	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously disclosed, on July 29, 2025, Fundamental Group Inc. (the “Company”) entered into securities purchase agreement with certain accredited investors (the “PIPE Purchasers”) pursuant to which we agreed to sell and issue to the PIPE Purchasers in a private placement offering (the “PIPE Offering”) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 40,000,000 shares (the “Pre-Funded Warrant Shares,”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) at an offering price of $5.00 per Pre-Funded Warrant including the nominal exercise price of $.001 per Pre-Funded Warrant Share (the “PFW Purchase Price ), payable at the option of the PIPE Purchaser in cash, Bitcoin (BTC), the stablecoin USDC or ETH. For PIPE Purchasers which elected to pay the PFW Purchase Price in a cryptocurrency, then the amount of such cryptocurrency paid was equal (a) the per PFW Purchase Price, divided by (b) the spot exchange rate for that cryptocurrency (i.e. BTC, ETH or USDC, as applicable) as published by Coinbase.com at 8:00 p.m. (New York City time) on July 25, 2025. The gross proceeds from the PIPE Offering were $200,000,000, of which approximately 89% was paid in U.S. dollars, 10% was paid in ETH and the remainder in BTC and USDC. The net proceeds from the PIPE Offering after payment of placement agent fees and other expenses were approximately $193 million. The closing of approximately $199.65 million of the PIPE Offering occurred on August 4, 2025 and the balance of approximately $350,000 of the PIPE Offering closed on August 5, 2025.

Each of the Pre-Funded Warrants is immediately exercisable upon the effectiveness of an amendment to the Company’s Articles of Incorporation providing for, among other things, an increase in the amount of authorized shares of Common Stock, for one share of Common Stock at the exercise price of $0.001 per Pre-Funded Warrant Share and may be exercised at any time until all of the Pre-Funded Warrants issued in the Offering are exercised in full. Of the Pre-Funded Warrants, approximately 85% were issued with an automatic exercise feature, which will result in the automatic exercise of such Pre-Funded Warrant upon the effectiveness of such amendment. A Purchaser’s ability to exercise its Pre-Funded Warrants in exchange for shares of Common Stock (other than those containing an automatic exercise feature) is subject to certain beneficial ownership limitations set forth therein.

The Company intends to use the net proceeds from the Offering to fund the acquisition of Cryptocurrency, the establishment of the Company’s cryptocurrency treasury operations as well as pay all transaction fees, expenses, professional fees and other costs incurred in connection with the Offering and for general corporate purposes.

The Side Letter Agreement

On August 4, 2025, the Company entered into side letter agreement (the “Side Letter Agreement”) with OGroup LLC to induce certain members of OGroup LLC to execute employment agreements with the Company. The Side Letter Agreement provides that OGroup LLC shall have the right to designate two (2) persons to be elected to the Company’s board of directors (the “Board”). The Company agreed to use its reasonable best efforts (subject to applicable law and the exercise of fiduciary duties) to have such designated nominees elected to the Board. OGroup LLC’s right to designate two (2) persons to be elected to the Board shall terminate on the earlier of (1) July 22, 2028 or (2) the date the Company ceases to have any digital assets business. The Side Letter Agreement provides further that the Company shall issue warrants to purchase 170,000 shares of the Company’s common stock to each of the following persons: (1) Maja Vujinovic, (2) Theodore Rosenthal, (3) Galeb3 Inc. and (4) Manatee Ventures Inc. (the “OGroup Warrants”). On August 4, 2025, the Company issued the OGroup Warrants, appointed Maja Vujinovic and Jose Vargas to the Board, and entered into at-will employment agreements with Maja Vujinovic, Jose Vagas and Theodore Rosenthal.

The foregoing summary of the Side Letter Agreement and the OGroup Warrants does not purport to be complete and is qualified in their entirety by reference to the complete text of the Side Letter Agreement and the OGroup Warrants, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

The ATM Sales Agreement

On August 7, 2025, Fundamental Global Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with ThinkEquity LLC (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time through the Sales Agent, up to such number or dollar amount of shares that would (a) exceed the number or dollar amount of shares of Common Stock registered on the effective registration statement pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to the terms and conditions of the Sales Agreement. The Company will file a Registration Statement on Form S-3 offering the Shares.

Under the Sales Agreement, the Sales Agent may sell the Shares in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Global Market or any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The Company may instruct the Sales Agent not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. The Company may terminate the Sales Agreement in its sole discretion at any time by giving ten days’ prior notice to the Sales Agent. The Sales Agent may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving ten days’ prior notice to the Company.

The Company will pay the Sales Agent a fixed commission rate of 3.0% of the aggregate gross proceeds from the sale of the Shares pursuant to the Sales Agreement and has agreed to provide the Sales Agent with customary indemnification and contribution rights. The Company also agreed to reimburse the Sales Agent the fees and expenses of the Sales Agent including but not limited to the fees and expenses of the counsel to the Sales Agent, payable upon the execution of the Sales Agreement, in an amount not to exceed $50,000. In addition, the Company will reimburse the Sales Agent upon request for such costs, fees and expenses incurred in connection with the Sales Agreement in an amount not to exceed $7,500 on a quarterly basis for the first three quarters of each year and $10,000 for the fourth quarter of each year.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.13 and is incorporated herein by reference. The opinion of Holland and Hart, LLP , the Company’s Nevada legal counsel, regarding the legality of the Shares that may be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On August 4, 2025, the Company and Maja Vujinovic entered into an at-will employment agreement governing her service as the Chief Executive Officer of the Company’s Digital Assets Division effective August 4, 2025. Ms. Vujinovic’s employment agreement provides an annual base salary of $600,000 and she is eligible to receive a bonus in an amount targeted at 50% of base salary, payable in a combination of cash and, upon the mutual agreement of Ms. Vujinovic, equity in the Company (the “Annual Bonus”), as determined by the Compensation Committee of the Board. The Annual Bonus for the Company’s 2025 fiscal year will be prorated and will be paid in January of 2026 at 100% of the target. In addition, Ms. Vujinovic will be eligible to receive an annual equity award during each year of the term of employment as approved by the Compensation Committee of the Board (the “Annual Awards”). Each Annual Award shall vest over three years, with one-third vesting on the first anniversary of the date of grant and the remaining two-thirds vesting in equal monthly installments commencing on the first year anniversary of the date of grant, provided that any such installment shall not vest, and will be forfeited, if on the vesting date therefor the Executive is not providing services to the Company as an employee, director or advisor. In the event Ms. Vujinovic is terminated without Cause (as defined), if Ms. Vujinovic signs a general release, the Company is obligated to pay Ms. Vujinovic severance equal to 50% of her then-current base salary during the six month period following such termination, a pro-rated annual bonus for the year in which Ms. Vujinovic’s employment is terminated, and six (6) months of COBRA premiums.

On August 4, 2025, the Company and Jose Vargas entered into an at-will employment agreement governing his service as the Head of Business Development of the Company’s Digital Assets Division effective August 4, 2025. Mr. Vargas’s employment agreement provides an annual base salary of $150,000 and he is eligible to receive a bonus in an amount targeted at 50% of base salary, payable in a combination of cash and, upon the mutual agreement of Mr. Vargas, equity in the Company (the “Annual Bonus”), as determined by the Compensation Committee of the Board. The Annual Bonus for the Company’s 2025 fiscal year will be prorated and will be paid in January of 2026 at 100% of the target. In addition, Mr. Vargas will be eligible to receive an annual equity award during each year of the term of employment as approved by the Compensation Committee of the Board (the “Annual Awards”). Each Annual Award shall vest over three years, with one-third vesting on the first anniversary of the date of grant and the remaining two-thirds vesting in equal monthly installments commencing on the first year anniversary of the date of grant, provided that any such installment shall not vest, and will be forfeited, if on the vesting date therefor the Executive is not providing services to the Company as an employee, director or advisor. In the event Mr. Vargas is terminated without Cause (as defined), if Mr. Vargas signs a general release, the Company is obligated to pay Mr. Vargas severance equal to 50% of his then-current base salary during the six month period following such termination, a pro-rated annual bonus for the year in which Mr. Vargas’ employment is terminated, and six (6) months of COBRA premiums.

On August 4, 2025, the Company and Theodore Rosenthal entered into an employment agreement governing his service as the President of the Company’s Digital Assets Division effective August 4, 2025. Mr. Rosenthal’s employment agreement provides an annual base salary of $150,000 and he is eligible to receive a bonus in an amount targeted at 50% of base salary, payable in a combination of cash and, upon the mutual agreement of Mr. Rosenthal, equity in the Company (the “Annual Bonus”), as determined by the Compensation Committee of the Board. The Annual Bonus for the Company’s 2025 fiscal year will be prorated and will be paid in January of 2026 at 100% of the target. In addition, Mr. Rosenthal will be eligible to receive an annual equity award during each year of the term of employment as approved by the Compensation Committee of the Board (the “Annual Awards”). Each Annual Award shall vest over three years, with one-third vesting on the first anniversary of the date of grant and the remaining two-thirds vesting in equal monthly installments commencing on the first year anniversary of the date of grant, provided that any such installment shall not vest, and will be forfeited, if on the vesting date therefor the Executive is not providing services to the Company as an employee, director or advisor. In the event Mr. Rosenthal is terminated without Cause (as defined), if Mr. Rosenthal signs a general release, the Company is obligated to pay Mr. Rosenthal severance equal to 50% of his then-current base salary during the six month period following such termination, a pro-rated annual bonus for the year in which Mr. Rosenthal’s employment is terminated, and six (6) months of COBRA premiums.

The foregoing summaries of Maja Vujinovic’s Employment Agreement, Jose Vargas’ Employment Agreement and Theodore Rosenthal’s Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreement, which are attached hereto as Exhibits 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 5.02.

Appointment of Directors

Pursuant to the Side Letter Agreement, disclosed above, the Company granted OGroup LLC the right to designate two (2) persons to be elected to the Board. The Company agreed to use its reasonable best efforts (subject to applicable law and the exercise of fiduciary duties) to have such designated nominees elected to the Board. OGroup LLC’s right to designate two (2) persons to be elected to the Board shall terminate on the earlier of (1) July 22, 2028 or (2) the date the Company ceases to have any digital assets business. In connection with the Side Letter Agreement, on July 24, 2025, the Board increased the size of the Board from 7 members to 9 members and on August 4, 2025 appointed Maja Vujinovic and Jose Vargas as directors of the Company. Both Ms. Vujinovic and Mr. Vargas are employees of the Company and shall be compensated pursuant to their written employment agreements as disclosed above. Additionally, both Ms. Vujinovic and Mr. Vargas received warrants to purchase 170,000 shares of Common Stock pursuant to the Side Letter Agreement disclosed above.

Ms. Vujinovic has been Managing Partner at OGroup, an advisory and an operating firm working with corporates, start ups and $4B+ in family office capital across crypto, AI, and frontier tech since Jan 2018. A pioneer in mobile payments and energy infrastructure since 2007, across Africa and Latin America, she led $700M+ in asset development before turning to Bitcoin in 2010. A crypto thought leader since 2013, she facilitated Tether’s first bank acquisition and has backed 30+ digital asset ventures. She was among the first to champion stablecoins in 2017 and has presented on programmable money to the U.S. Federal Reserve, global banks, and asset managers. As GE’s CIO of Emerging Tech, she launched blockchain pilots with JPMorgan and State Street, and in 2015 brought Vitalik Buterin and Joe Lubin into GE to deploy early smart contracts. She later catalyzed GE’s first pilots combining blockchain and AI for global IoT systems. Maja sits on the boards of Catalan.ai and Civic, and is a frequent speaker at FII Institute, DAS (Blockworks), FT Digital Summit, Davos, Abundance360, and global family office forums. She holds a Law Degree from Emory University.

Mr. Vargas is a serial entrepreneur and investor with a track record of building and scaling technology companies from inception through successful exits. He co-founded and served as CEO and Director of Mailcreations.com, a performance marketing agency acquired by Livedoor in June 2004. From 2008 to 2012, he was co-founder, Director, and Executive Officer of BrokersWeb, an internet advertising firm acquired by Vantage Media in 2011. He then co-founded BlueKite, a fintech company acquired by Xoom Corporation (NASDAQ: XOOM), a PayPal company, in February 2014. From 2013 to 2022, Mr. Vargas was co-founder, Director, and Executive at AutoWeb, an online automotive media platform, acquired in 2015 by Autobytel (NASDAQ: ABTL), which later rebranded as AutoWeb (NASDAQ: AUTO). He also served on the board of Playspace, from 2012 until its acquisition by CIRSA (a Blackstone portfolio company) in 2020. He currently serves on the boards of Healthcare.com, Osigu, Overclock Labs, and PeopleFund, a technology-focused venture capital firm. Mr. Vargas holds a Business degree from Florida International University.

Item 7.01 Regulation FD

The Company issued a press release on August 5, 2025, announcing the closing of the PIPE Offering, the Company’s entry into employment agreements with Maja Vujinovic, Jose Vargas and Theodore Rosenthal and the appointment of Maja Vujinovic and Jose Vargas to the board of directors of the Company (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The Company issued a press release on August 8, 2025, announcing the filing of a $5 billion dollar shelf registration statement, a copy of which is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibits 99.1 and 99.2 are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

In connection with the PIPE Offering and the Company establishment of the Company’s cryptocurrency treasury operations warrants to purchase an aggregate of 680,000 shares of the Company’s common stock (the “FG Management Warrants”) were issued to the following entities Cerminara Capital LLC received warrants to acquire 225,000 shares of common stock for the benefit of Kyle Cerminara, Moglia Capital LLC received warrants to acquire 225,000 shares of common stock for the benefit of Joe Moglia, Itasca Financial LLC received warrants to acquire 130,000 shares of common stock for the benefit of Larry Swets, and Hassan Raza Baqar received warrants to acquire 100,000 shares of common stock.

The foregoing summary of the FG Management Warrants does not purport to be complete and is qualified in their entirety by reference to the complete text of the FG Management Warrants, which are attached hereto as Exhibits 10.9, 10.10, 10.11 and 10.12 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
5.1	Opinion of Holland and Hart LLP
10.1	Side Letter Agreement, dated August 4, 2025, between Fundamental Global Inc. and OGroup, LLC
10.2	Fundamental Global Common Stock Purchase Warrant issued to Maja Vujinovic
10.3	Fundamental Global Common Stock Purchase Warrant issued to Theodore Rosenthal
10.4	Fundamental Global Common Stock Purchase Warrant issued to Galeb3 Inc.
10.5	Fundamental Global Common Stock Purchase Warrant issued to Manatee Ventures Inc.
10.6	Employment Agreement, dated August 4, 2025, between Fundamental Global Inc. and Maja Vujinovic
10.7	Employment Agreement, dated August 4, 2025, between Fundamental Global Inc. and Jose Vargas
10.8	Employment Agreement, dated August 4, 2025, between Fundamental Global Inc. and Theodore Rosenthal
10.9	Fundamental Global Common Stock Purchase Warrant issued to Cerminara Capital LLC
10.10	Fundamental Global Common Stock Purchase Warrant issued to Moglia Capital LLC
10.11	Fundamental Global Common Stock Purchase Warrant issued to Itasca Financial LLC
10.12	Fundamental Global Common Stock Purchase Warrant issued to Hassan Raza Baqar
10.13	Sales Agreement, dated August 7, 2025, by and between the Registrant and ThinkEquity LLC
23.1	Consent of Holland and Hart LLP (included in Exhibit 5.1)
99.1	Press Release Issued by Fundamental Global Inc. on August 5, 2025
99.2	Press Release Issued by Fundamental Global Inc. on August 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNDAMENTAL GLOBAL INC.

Date: August 8, 2025	By:	/s/ Mark D. Roberson
	Name:	Mark D. Roberson
	Title:	Chief Financial Officer